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                                        BYLAWS

                             STATE FARM GROWTH FUND, INC.
                       (as amended and restated June 12, 1998)



                                      ARTICLE I
                                       OFFICES

          SECTION 1.01. PRINCIPAL OFFICE. The principal office of the corporation in the State of Maryland shall be located in the City of Baltimore.



          SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.



                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

          SECTION 2.01. PLACE OF MEETINGS. All meetings of the stockholders shall be held in the City of Bloomington, State of Illinois, or at such other place in the United States as shall be designated from time to time by the board of directors, at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.



          SECTION 2.02. ANNUAL MEETING. As long as the corporation is registered as an investment company under the Investment Company Act of 1940, the corporation shall not be required to hold an annual meeting of stockholders during any year in which none of the following is required to be acted on by stockholders under that Act: (1) an election of directors; (2) approval of an investment advisory agreement; (3) ratification of a selection of independent public accountants; and (4) approval of a distribution agreement. If there is to be an annual meeting, it shall be held on the first Friday after the second Monday of March if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

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          SECTION 2.03.  SPECIAL MEETINGS.  Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president or the board of directors. Special meetings of stockholders shall be called by the secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at it; and (b) the stockholders requesting the meeting shall have paid to the corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. Upon payment of these costs to the corporation, the secretary shall notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding twelve months.



          SECTION 2.04. STOCKHOLDERS ENTITLED TO VOTE; NUMBER OF VOTES. If a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, each stockholder of the corporation shall be entitled to vote, in person or by proxy, each share of stock (or fraction thereof) registered in his name on the books of the corporation outstanding at the close of business on such record date, with one vote (or fraction of a vote) for each share (or fraction thereof) so outstanding.



          SECTION 2.05. NOTICE OF MEETINGS. Written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting.



          SECTION 2.06. QUORUM; ADJOURNMENT. The holders of a majority of the stock entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at the meeting for the transaction of business except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.



          SECTION 2.07. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on the question shall decide any question brought before such meeting, unless the question is one upon

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which, by express provision of any statute or the charter or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.



          SECTION 2.08. PROXIES. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the corporation or its assets or liabilities.



          SECTION 2.09. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each stockholder entitled to vote on the matter and is filed with the record of stockholders' meetings.



          SECTION 2.10. STOCK LEDGER. The secretary of the corporation shall cause an original or duplicate stock ledger to be maintained at the office of the corporation's transfer agent. The stock ledger shall contain the name and address of each stockholder and the number of shares of stock which the stockholder holds.



          SECTION 2.11. CONDUCT OF BUSINESS. Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving notice provided for in Section 2.13, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 2.13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and Section 2.13 and, if any proposed nomination or business is not in compliance with this Section and Section 2.13, to declare that such defective nomination or proposal be disregarded.

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          SECTION 2.12.  CONDUCT OF VOTING.  At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10 percent in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

          SECTION 2.13. STOCKHOLDER PROPOSALS. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any proposal relating to the nomination of a director to be elected to the board of directors of the corporation, the stockholders must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than 10 days following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consented in the proxy statement as a nominee and to serving as a director if elected);
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the number of shares of stock of the corporation which are owned beneficially and of record by such stockholders and such beneficial owner.



                                     ARTICLE III

                               DIRECTORS AND COMMITTEES

          SECTION 3.01. FUNCTION AND POWERS. The business and affairs of the corporation shall be managed under the direction of its board of directors. All powers of the corporation may be exercised by or under the authority of the board of directors except as conferred on or reserved to the stockholders by statute or the charter or these bylaws.

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          SECTION 3.02.  NUMBER.  The number of directors which shall constitute the entire board of directors shall be not less than three nor more than fifteen. Within such limits the number of directors may be changed by resolution, or by amendment to these bylaws, adopted by a majority of the entire board of directors, but no such action shall affect the tenure of office of any director.



          SECTION 3.03. ELECTION AND TERM OF OFFICE. The directors shall be elected at the annual meeting of the stockholders (if any such meeting is held), except as provided in Section 3.04 of this article, and each director elected shall hold office until his successor is elected and qualifies or until his earlier resignation or removal. Directors need not be stockholders of the corporation.



          SECTION 3.04. VACANCIES. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum; provided, however, that no vacancy shall be so filled unless immediately thereafter at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders, and provided further that if at any time less than a majority of the directors holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancy in the board of directors, unless the Securities and Exchange Commission shall by order extend such period under the authority granted by section 16(a) of the Investment Company Act of 1940. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.



          SECTION 3.05. REGULAR MEETINGS. The board of directors from time to time may provide for the holding of regular meetings of the board and fix their time and place.



          SECTION 3.06. SPECIAL MEETINGS. Special meetings of the board may be called by the president on 24 hours notice to each director, either personally, by mail, by telegram or by facsimile transmission. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors or a majority of the members of the executive committee.



          SECTION 3.07. QUORUM AND VOTING. At all meetings of the board a majority of the directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or the charter or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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          SECTION 3.08.  TELEPHONE MEETINGS.  Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.



          SECTION 3.09. ACTION WITHOUT MEETING. Unless otherwise restricted by statute or the charter or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the board or committee, as the case may be, and filed with the minutes of proceedings of the board or committee.



          SECTION 3.10. COMMITTEES. The board of directors may, by resolution passed by a majority of the entire board, designate an executive committee and other committees, each committee to consist of one or more directors of the corporation. In the absence of a member of a committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another member of the board of directors to act at the meeting in the place of any such absent member.



          SECTION 3.11. EXECUTIVE COMMITTEE. Unless otherwise provided by resolution of the board of directors, the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation that may lawfully be exercised by an executive committee, except the power to: (i) declare dividends or distributions on stock;
(ii) issue stock; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the bylaws; or (v) approve any merger or share exchange which does not require stockholder approval.



          SECTION 3.12. OTHER COMMITTEES. To the extent provided by resolution of the board of directors, other committees of the board shall have and may exercise any of the powers that may lawfully be granted to the executive committee.



          SECTION 3.13. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.



          SECTION 3.14. EXPENSES AND COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board of directors, a fixed sum, and expenses of attendance, if any, may be allowed to directors for attendance at each regular or special

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meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.



                                      ARTICLE IV
                                       NOTICES

          SECTION 4.01. TYPE OF NOTICE. Whenever, under the provisions of any statute or the charter or these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by personal delivery, or by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile transmission.



          SECTION 4.02. WAIVER OF NOTICE. Whenever the provisions of any statute or the charter or these bylaws require notice of the time, place or purpose of a meeting of the board of directors or a committee of the board, or of stockholders, each person who is entitled to the notice waives notice if: (a) before or after the meeting he or she signs a waiver of notice which is filed with the records of the meeting; or (b) he or she is present at the meeting or, in the case of a stockholders' meeting, is represented by proxy.



                                      ARTICLE V
                                       OFFICERS

          SECTION 5.01. OFFICES. The officers of the corporation shall be elected by the board of directors and shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also appoint a chairperson of the board, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the charter or these bylaws otherwise provide, except that no one may serve concurrently as both president and vice president. A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.



          SECTION 5.02. ANNUAL ELECTION. The board of directors annually shall elect a president, one or more vice presidents, a secretary and a treasurer.
The board of directors may elect one of its members to serve as chairperson of the board.

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          SECTION 5.03.  OTHER OFFICERS AND AGENTS.  The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.



          SECTION 5.04. TERM OF OFFICE; REMOVAL; VACANCIES. The officers of the corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, when the board in its judgment finds that the best interests of the corporation will be served by such action. The removal of an officer or agent does not prejudice his contract rights, if any. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.



          SECTION 5.05. THE CHAIRPERSON OF THE BOARD OF DIRECTORS. The chairperson of the board of directors, if one shall be elected, shall preside at all meetings of the directors and stockholders, and shall perform such other duties as the board of directors may prescribe.



          SECTION 5.06. THE PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of a chairperson of the board of directors, or if a chairperson is not elected, the president shall preside at all meetings of the directors and stockholders. The president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.



          SECTION 5.07. THE VICE PRESIDENTS. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.



          SECTION 5.08. THE SECRETARY. The secretary shall record all votes and proceedings of meetings of directors and stockholders in the corporation's records. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the board of directors when notice thereof is required. The secretary shall have custody of the seal of the corporation and may affix the same to any instrument requiring the corporate seal and attest to the same with his or her signature. The secretary shall perform such other duties as the board of directors may prescribe.

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          SECTION 5.09.  THE ASSISTANT SECRETARY.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.



          SECTION 5.10. THE TREASURER. The treasurer: (a) shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (b) shall deposit with the corporation's custodian all moneys and other valuable effects in the name and to the credit of the corporation; (c) shall direct the custodian to make such disbursements of the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and (d) shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and financial statements of the corporation.



          SECTION 5.11. THE ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.



                                      ARTICLE VI
                                    CAPITAL STOCK

          SECTION 6.01. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled, upon request, to have a certificate or certificates, signed by, or in the name of the corporation by, the president or a vice president and countersigned by the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation, certifying the number of full shares owned by him in the corporation. No certificates shall be issued for fractional shares. Where a certificate is countersigned by a transfer agent other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer or transfer agent at the date of issue.

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          SECTION 6.02.  LOST CERTIFICATES.  The board of directors may direct a new certificate or certificates be issued in place of any certificate or certificates previously issued by the corporation which are alleged to be lost, mutilated or destroyed, upon such terms and upon such conditions as the board of directors may prescribe.



          SECTION 6.03. TRANSFERS OF STOCK. The shares of stock of the corporation shall be transferable on the books of the corporation at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the corporation or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of stock surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The transfer shall be recorded on the books of the corporation, the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.



          SECTION 6.04. FIXING OF RECORD DATE. The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 90 days (subject to Section 2.06), and in the case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In such case only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date.



          SECTION 6.05. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

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                                     ARTICLE VII
                                      CUSTODIAN

          SECTION 7.01. EMPLOYMENT OF CUSTODIAN. The corporation shall place and maintain its securities and similar investments in the custody of one or more custodians meeting the requirements of the Investment Company Act of 1940, or may serve as its own custodian in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the corporation or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the corporation or any custodian, with the consent of the corporation, may deposit all or any part of the securities owned by the corporation in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.



          SECTION 7.02.  NEGOTIABLE INSTRUMENTS.    All checks and drafts for
the payment of money shall be signed in the name of the corporation by such officer or officers or such other person or persons as the board of directors may designate, and all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments of shares or securities standing in the name of the corporation, and all requisitions or orders for the assignment of shares or securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two of its officers. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of the custodian or its agent.



          SECTION 7.03. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be placed on file at the corporation's principal office within 120 days after the end of the fiscal year.



                                     ARTICLE VIII
                                   INDEMNIFICATION

          SECTION 8.01. INDEMNIFICATION. Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another corporation (and their respective heirs, executors and administrators), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law

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of the State of Maryland as it may be in effect from time to time, provided that
(unless otherwise permitted by the Investment Company Act of 1940, the rules and regulations thereunder or the Securities and Exchange Commission):



          (a) this provision shall not protect any person against any liability to the corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;



          (b) if there is neither a final court determination on the merits that the person seeking indemnification is not liable nor a court determination that he was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, no indemnification shall be permitted unless a determination that the person was not guilty of any such misconduct has been made by (i) the vote of a majority of a quorum of directors who are neither "interested persons" of the corporation as defined in section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceedings ("disinterested, non-party directors") or (ii) an independent legal counsel (not including a counsel who does work for either the corporation, its investment adviser or principal underwriter, or any person affiliated with any of these persons); and



          (c) before the final disposition of a proceeding, the corporation may pay the expenses, including attorneys' fees, incurred by any such person in defending a civil or criminal action, suit or proceeding, only if:



               (i) authorized in the specific case, by a majority of the disinterested, non-party directors, or if there are no disinterested, non-party directors, by the board of directors;



               (ii) any advances are limited to amounts used, or to be used, for the preparation and/or presentation of a defense to the action (including costs connected with preparation of a settlement);



               (iii) any advances are accompanied by a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount which it is ultimately determined that the recipient is entitled to receive from the corporation by reason of indemnification;

               (iv) such promise is secured by (1) a surety bond or other security provided by the recipient of the advance or (2) other suitable insurance, unless a majority of a quorum of the disinterested, non-party directors, or an independent legal counsel in a written opinion, has determined, based on a review of readily available facts, that there is reason to believe that the recipient of the advance ultimately will be found entitled to indemnification.



                                      ARTICLE IX

                                  GENERAL PROVISIONS

     SECTION 9.01.  DIVIDENDS.

          (a) The board of directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests and in accordance with the applicable provisions of the charter.



          (b) The board of directors may prescribe from time to time that dividends declared are payable at the election of any of the stockholders, either in cash or in shares of the corporation.



          (c) The board of directors shall cause any dividend payment to be accompanied by a written statement if paid wholly or partly from any source other than:



               (i) the corporation's accumulated undistributed net income (determined in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or



               (ii) the corporation's net income so determined for the current or preceding fiscal year.



Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.



          SECTION 9.02. FISCAL YEAR. The fiscal year of the corporation shall end on November 30.

          SECTION 9.03. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and figures as the directors shall determine or the law require. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or by placing the word "seal" adjacent to the signature of the authorized officer of the corporation. Any officer or director of the corporation shall have authority to affix the corporate seal of the corporation to any document requiring the same.



                                      ARTICLE X
                                      AMENDMENTS

          SECTION 10.01.  GENERAL.   These bylaws may be altered, amended or
repealed, and new bylaws may be adopted solely by the board of directors, at any meeting of the board of directors.